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                                                                Exhibit 99.23(e)

                             DISTRIBUTION AGREEMENT

                                     BETWEEN

                       RESERVE SHORT-TERM INVESTMENT TRUST

                                       AND

                              RESRV PARTNERS, INC.

May 6, 2005


Resrv Partners, Inc.
1250 Broadway
New York, NY 10001-3701


To Whom It May Concern:

     The RESERVE SHORT-TERM INVESTMENT TRUST (the "Trust"), a Delaware statutory trust, and the series thereof, is registered as an investment company under the Investment Company Act of 1940, as amended (the "Act"), and an indefinite number of shares have been registered under the Securities Act of 1933 to be offered for sale to the public in accordance with the terms and conditions set forth in the Prospectus(es) and Statements of Additional Information included in such Registration Statement as it may be amended from time to time.

     In this connection, the Trust desires that you act as a Principal Underwriter of the Reserve Yield Plus Fund (the "Fund") for the sale and distribution of shares which have been registered as described above and any additional shares of the Fund and any other series of the Trust as the parties may agree from time to time, which may be registered during the term of this Agreement. In addition, the Trust desires that you form a group of selected dealers, to render distribution assistance to the Trust in return for distribution assistance payments from the Trust and at least equal/or distribution assistance payments from Reserve Management Company, Inc. and/or affiliates ("RMCI") pursuant to the current Plan adopted and as amended from time to time by the Trust, RMCI and you under Rule 12b-1 of the Act. Such Plan, a copy of which is attached hereto as Exhibit A, is incorporated herein by reference and thereby is made a part of this Agreement.

     1. The Trust hereby appoints you as a Distributor for the sales of its shares, pursuant to the aforesaid continuous public offering. In this capacity, you will have the right to enter into services agreements in a form approved by the Trust with brokers of your choice for the sale of Trust shares or for Trust distribution assistance. Within the United States, you may enter into selected dealer agreements with brokers who are members in good standing with the National Association of Securities Dealers, Inc. (the "NASD"). With respect to non-U.S. brokers, you may only enter into selected dealer agreements with those who agree to abide by the rules and regulations of the NASD. The Trust further agrees that it will not, without prior notice to you, sell or agree to sell any shares otherwise than through you, except that the Trust may: (a) continue to act as a distributor of securities of which it is the issuer pursuant to the provisions of

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Sections 10(d) and 22(d) of the Act and the applicable rules and regulations of the Securities and Exchange Commission; (b) issue shares in connection with a merger, consolidation or a acquisition of assets on such basis as may be authorized or permitted under the Act; and (c) issue shares as underlying securities of a unit investment trust if such unit investment trust has elected to use such Trust shares for such underlying securities; provided that in no event as to any of the foregoing exceptions shall the shares of the Trust be issued and sold at less that the net asset value.

     2. You hereby accept such appointment and agree to use your best efforts to sell such shares and to form such a group, provided, however, that when requested by the Trust at any time because of market or other economic considerations or abnormal circumstances of any kind, you will suspend such efforts. The Trust may also withdraw the offering of its shares at any time when required by the provisions of any statute, order, rule or regulation of any Governmental body having jurisdiction. It is understood that you do not undertake to sell all or any specific portion of the shares of the Trust.

     3. The shares shall be sold by you at net asset value determined on the basis as set forth in the relevant Prospectus, as from time to time amended.

     4. As Principal Underwriter, you shall have the right to accept or reject orders for the purchase of Trust shares. Any purchase payment which you may receive in connection with a rejected purchase order will be returned promptly to the payor or originating broker. The Trust agrees promptly to issue confirmations on your behalf for all orders accepted by the Trust and to retain a copy of such confirmations for you, if so directed.

     5. The Trust has delivered to you a copy of the current Prospectus(es) and Statement(s) of Additional Information of the Fund. It agrees that it will use its best efforts to continue the effectiveness of the Registration Statement under the Securities Act of 1933 and the Act. The Trust further agrees to prepare and file any amendment to its Registration Statement, as may be necessary and any supplemental data in order to comply with the Securities Act of 1933 and the Act. The Trust will furnish you at the allocated expense provided in Paragraph 9 hereof, with a reasonable number of copies of the relevant Prospectus(es) and Statement(s) of Additional Information, as amended, for use in connection with the sale of Trust shares.

     6. At your request, and in accordance with the allocated expense provided in Paragraph 9 hereof, the Trust will take such steps as may be necessary and feasible to qualify shares for sale in such jurisdictions as you shall designate; provided, however, that the Trust shall not be required to qualify shares or to maintain the qualification of shares in any jurisdiction where the Trust shall deem such qualification disadvantageous to the Trust.

     7.   You agree that:

     (a) You will furnish to the Trust any pertinent information required to be inserted with respect to you as Principal Underwriter within the meaning of the Securities Act of 1933 or the Act, in the current Prospectus(es) and Statement(s) of Additional Information for the Fund or any other series of the Trust as in effect from time to time, or in any supplemental sales literature

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provided by the Trust's investment adviser or the adviser to any other series of the Trust to use in connection with the sales of shares.

     (b) You will not give any information or make any representations other than as contained in the Registration Statement or Prospectus(es) and Statement(s) of Additional Information filed under the Securities Act of 1933 or the Act, as in effect from time to time, or in any supplemental sales literature provided by the Fund's investment adviser or the adviser to any other series of the Trust to use in connection with the sales of shares.

     8. (a) The Trust and you shall each comply with all applicable provisions of the Act, the Securities Act of 1933 and all other federal and state laws, rules and regulations governing the issuance and sale of Trust shares.

          (b) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on your part, the Trust agrees to indemnify you against any and all claims, demands, liabilities and expenses which you may incur under the Securities Act of 1933, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any registration statement or Prospectus or Statement of Additional Information of the Trust, or any omission to state a material fact therein, the omission of which makes any statement contained therein misleading, unless such statement or omission was made in reliance upon, and in conformity with information furnished to the Trust and a Fund in connection therewith by you or on your behalf.

          (c) You agree to indemnify the Trust and the Fund against any and all claims, demands, liabilities and expenses which the Trust or the Fund may incur under the Securities Act of 1933, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any registration statement or Prospectus or Statement of Additional Information of the Trust, or any omission to state a material fact therein if such statement or omission was made in reliance upon, and in conformity with information furnished to the Trust in connection therewith by you or on your behalf.

     9. The costs of printing prospectuses and sales literature and the expense of qualifying shares under state laws as provided for in Paragraph 5 and 7 hereof shall be allocated according to the current Investment Management and Service Agreements between the Trust and Reserve Management Company, Inc.

     10. You will be subject at all times to the policies and control of the Trust's Board of Trustees.

     11. Your services to the Trust are not to be deemed to be exclusive, and you shall be free to render underwriting and distribution or other services to others (including other investment companies) and to engage in other activities, so long as your services under this Agreement are not impaired thereby. It is understood and agreed that your officers or directors of the Trust may serve as your officers or directors to the extent permitted by law; and that your officers and directors are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers or directors of any other firm or corporation, including other investment companies.

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     12.  This Agreement shall terminate automatically in the event of its assignment, the term "assignment" for this purpose having the meeting defined in
Section 2(a)(4) of the Act.

     13. This Agreement may be terminated at any time without payment of any penalty by a majority of the "Qualified Trustees" as defined in the Plan or, with respect to the Fund or any other series of the Trust, by vote of a majority of the outstanding voting securities of the Fund or such series, as defined in the Plan (on not more than 60 days' written notice to you at your principal place of business). You, on not more than 60 days' written notice addressed to the Trust at its principal place of business, may terminate this Agreement with respect to the Fund or any series of the Trust.

     14. This Agreement shall remain in effect for two years from its effective date and may be continued thereafter if approved at least annually by the vote of a majority of the directors of the Trust, including a majority of the "Qualified Trustees", as defined in the Plan, cast in person at a meeting called for the purpose of voting on such Agreement.

     If the foregoing is in accordance with your understanding, kindly so indicate by signing in the space provided below.


                                         RESERVE SHORT-TERM INVESTMENT TRUST

                                         By: /s/ Bruce R. Bent II
                                            ------------------------
                                            Bruce R. Bent II
                                            President


Accepted:

RESRV PARTNERS, INC.


By: /s/ Mary A. Belmonte
   ------------------------
   Mary A. Belmonte
   President

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